Exhibit 23.1


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------


We consent to the use, in the registration statement on Form SB-2 of Laguna Lulu, of our report dated January 18, 2008 on our audit of the financial statements of Laguna Lulu as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for July 23, 2007 (inception) to December 31, 2007, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    January 30, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                         (702)253-7499 Fax (702)253-7501

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